CONSULTING AGREEMENT

This consulting agreement (this "Agreement") is made this 11th day of December, 2006, between Wataire International, Inc., a bulletin board public company ("WTAR"), and CUCOLORIS FILMS, INC., a California corporation ("CUCOLORIS"), (collectively, the "Parties," and each individually a "Party").

RECITALS:

CUCOLORIS  is  a  consultant who desires to provide consulting services to WTAR;
and

WTAR desires to retain CUCOLORIS as a branding, marketing, advertising, media and public relations consultant.

NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each Party, the Parties, intending to be legally bound, hereby agree as follows:

I. Recitals. The Parties agree that the foregoing recitals are true and correct and are incorporated herein by reference.

II. Engagement. WTAR hereby engages CUCOLORIS and WTAR hereby accepts such engagement upon the terms and conditions set forth in this Agreement.

     A. Duties: CUCOLORIS is engaged by WTAR as a branding, marketing, advertising, media and public relations consultant, to represent WTAR and its business Globally; to assist WTAR in creating its product awareness and product launch in "consulting" services and trade as previously outlined in Nov '06 online presentation. CUCOLORIS will report directly to the board of directors of WTAR. CUCOLORIS shall at all times faithfully and industriously and to the best of its ability, experience and talent, perform all of the duties that may be required of and from it pursuant to the express and implicit terms hereof. CUCOLORIS shall devote such of its time and business efforts to the performance of the services as CUCOLORIS deems reasonably necessary and advisable to discharge its responsibilities and obligations hereunder. The services shall be performed at such place or places as CUCOLORIS reasonably determines. CUCOLORIS does not guaranty or make any representation or warranty regarding the results of its services.

     B. Term: The term of this Agreement shall commence upon the date hereof and shall continue in full force and effect for a term of 12 months.

     C.     Fee  Structure:

          1. Time is of the Essence: Time is of the essence with respect to the Parties' respective obligations under this Agreement.

          2. Amount of Fee: WTAR hereby agrees to issue to CUCOLORIS, and CUCOLORIS agrees to accept from WTAR, 1,000,000 shares of common stock of WTAR (the "Shares"), which will all be registered by WTAR on a Registration Statement on Form S-8 with the Securities and Exchange Commission on or before December 31, 2006 ("Registration"). WTAR shall bear the entire cost and expense of such registration. WTAR represents and warrants that (a) the Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all liens, encumbrances, mortgages, pledges, claims and restrictions of any kind or nature except for restrictions on transferability imposed by the Act or state securities laws; and (b) upon Registration, the Shares will be freely tradable on the bulletin board where WTAR's shares are traded.

          3. Timing of Payment of Fee: All of the Shares shall be issued to an escrow holder who is reasonably acceptable to CUCOLORIS upon execution of this Agreement and the Shares shall be released and delivered to CUCOLORIS free of such escrow per the following release schedule: one hundred thousand (100,000) shares immediately upon execution of this agreement and subsequent Registration, one hundred fifty thousand (150,000) shares on January 15, 2007, two hundred fifty thousand (250,000) shares on April 15, 2007, two hundred fifty thousand (250,000) shares on July 15, 2007, and two hundred fifty thousand (250,000) shares on October 15, 2007.

          4. Other Agreement: In addition to this Agreement, the parties hereto are entering into another consulting agreement ("Other Agreement"). The material breach of WTAR's obligations under the Other Agreement shall be a material breach and default by WTAR of this Agreement.

     D. The relationship of the CUCOLORIS and WTAR hereunder shall be that of an independent contractor. WTAR shall pay CUCOLORIS directly, without payroll deductions of any kind whatsoever. Nothing contained herein shall be construed to create the relationship between WTAR and CUCOLORIS of employer and employee, partners or joint venturers. Neither Party shall have any authority to create any obligations, express or implied, on behalf of the other Party and neither Party shall have any authority to represent the other Party as an employee or in any capacity other than as herein provided.

III. Termination: This Agreement may only be terminated by the mutual consent of both parties hereto or by a material breach of the terms of this Agreement by either of the parties. Any dispute regarding a material breach of the terms of this Agreement shall be resolved by binding arbitration as set forth in Section IV below

IV. Arbitration: Any disputes or differences between the parties arising out of this Agreement which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided. Within 10 business days after commencement of arbitration in accordance with the rules of Judicial Arbitration & Mediation Services, Inc. ("JAMS") then in effect, any of the parties hereto in dispute may request JAMS to designate one arbitrator, who shall be a retired or former judge of any appellate court of the State of California, any United States appellate court or the United States District Court for any California District who is, in any such case, not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters. The arbitrator shall consider the dispute at issue at Los Angeles, California at a mutually agreed upon time within 30 days (or such longer period as may be acceptable to the parties hereto in dispute) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for practice and procedure of JAMS then in effect on the date of commencement of such arbitration and shall include an opportunity for the parties to conduct discovery in advance of the proceeding. Notwithstanding the foregoing, the parties hereto agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within 90 days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 90 day period one or more times to the extent necessary for such arbitrator to place a dollar value on any claim that may be unliquidated. The arbitrator shall promptly deliver to each of the parties a written decision with respect to the dispute that reveals the essential findings and conclusions upon which the decision is based, and each party shall promptly act in accordance therewith. Each party to such arbitration agrees that any decision of the arbitrator shall be final, conclusive and binding. The cost of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, as applicable (including, without limitation, attorneys' fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator's award. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section by bringing suit in any court of competent jurisdiction. The parties hereto agree that the arbitrator shall have authority to grant injunctive or other forms of equitable relief to any party that prevails in any such arbitration. This Section shall survive the termination or cancellation of this Agreement.

V. Equitable Relief. Each party hereto acknowledges and agrees that, in view of the uniqueness of the subject matter hereof and the transactions contemplated by this Agreement, irreparable damage would occur to the other party (and such other party would not have an adequate remedy at law for money damages) if any of the provisions of this Agreement were not performed by the party in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that each party shall be entitled to one or more injunctions or restraining orders or both to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, all without the need to post a bond or any other security or to prove any amount of actual damages.

VI. Representations and Warranties: Each party hereby represents and warrants to the other that (a) it has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of such party and this Agreement constitutes a valid and binding obligation of such party.

VII. Indemnification and Hold Harmless Clause: WTAR shall indemnify, hold harmless and defend CUCOLORIS, its affiliates within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, its successors and assigns, and each of their stockholders, directors, officers, employees, agents and counsel (collectively, "Indemnified Parties"), to the fullest extent lawful, from and against any and all "Loss" (as defined herein) incurred or sustained by any such Indemnified Parties directly or indirectly as a result or arising out of (a) any untrue statement (or alleged untrue statement) of a material fact, or the omission (or alleged omission) therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) made by any Person other than the Indemnified Party and/or (ii) made by an Indemnified Party that is contained in the Brochure or in any writing supplied to CUCOLORIS by WTAR or one of its agents; (b) any transaction contemplated by the Agreement; and/or (c) CUCOLORIS performing any of the services contemplated under the Agreement; provided, however, that WTAR shall not be liable to the extent that any Loss is found in a final judgement by a court of competent jurisdiction to have resulted from CUCOLORIS' gross negligence or bad faith in performing such services. Notwithstanding any other provision of this Agreement to the contrary, in no event shall CUCOLORIS and/or any Indemnified Party be required to contribute an amount in excess of net compensation received by CUCOLORIS and/or such Indemnified Party pursuant to the Agreement. As used in this Agreement, "Loss" means any judgment, cost, direct or consequential damage, disbursement, expense, liability, loss, deficiency, obligation, penalty, recovery or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, attorneys' fees and expenses, accounting fees, witness fees (expert or otherwise), travel expenses, and all costs and other amounts paid in connection with any threatened, pending or contemplated claim, demand, action, suit, proceeding or inquiry, whether of a civil, criminal, administrative or investigative nature, and whether the Indemnified Party is defendant, plaintiff or otherwise, including, without limitation, costs of investigation, collection, prosecution, defense, appeal, attachment and bonds, or in connection with establishing a right to indemnification under the Agreement, any other agreement or any insurance.

VIII. Notice: Any notice given or required to be given under this Agreement shall be in writing and service thereof shall be sufficient if sent be hand or by telex or telegram, facsimile transmission or other similar means of communication if confirmed by mail, or by certified mail, return-receipt requested, with postage prepaid, directly to the Parties' respective addresses herein above set forth. Each Party may, from time to time, by like written notice, designate a different address to which notice should thereafter be sent.

IX. Attorneys' Fees. In the event any party hereto brings any legal action, suit, counterclaim, appeal, arbitration, mediation or other proceeding ("Party Action") against any other party hereto, declaratory or otherwise, in connection with this Agreement, in addition to any damages, costs or other relief which the prevailing party otherwise would be entitled, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all reasonable attorneys' fees and all other costs incurred in such Party Action and/or enforcing any judgment, order, ruling or award ("Decision") granted therein, all of which must be paid whether or not such Party Action is prosecuted to a Decision. Any Decision entered in such Party Action must contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either party. For purposes hereof, the attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred and shall include, without limitation, fees incurred in connection with the following: (a) post-judgment motions and collection actions; (b) contempt proceedings; (c) garnishment, levy and debtor and third party examinations; (d) discovery; and (e) bankruptcy. As used in this Section, "prevailing party" includes, without limitation, a party who agrees to dismiss a Party Action on the other party's payment of the sum allegedly due, or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, a prevailing party shall be established for each claim separately by determining which party obtained the greater relief in connection with such claim; provided, however, that the court or arbitrator may determine that there is no prevailing party with respect to any particular claim.

X. Binding Effect: The terms of the Agreement shall be binding upon the respective Parties hereto, their heirs, their owners, co-owners, partners, associates, employers, affiliates, subsidiaries, parent companies, nominees, representatives, employees, agents, consultants and successors and assigns.

XI. Assignment: This Agreement and the rights and obligations hereunder may not be assigned or delegated by either Party without the prior consent of the other Party.

XII. Choice of Law: This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State. The parties hereby agree that the sole and exclusive venue and forum for any and all actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement shall be the Superior Court of the State of California, County of Los Angeles, or the United States District Court for the Central District of the State of California. The parties hereby expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in any of such courts and hereby waive personal service of the summons and complaint, or other process of papers issued therein, and agree that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to any of the parties at the address to which notices are to be sent pursuant to this Agreement. The parties hereto waive any claim that Los Angeles, California is an inconvenient forum or an improper forum based on lack of venue. The exclusive choice of forum for the parties set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in any other forum or the taking of any action to enforce the same in any other appropriate jurisdiction, and the parties hereby waive the right to collaterally attack any such judgment or action.

XIII. Venue: The state of California shall be proper venue for any and all litigation and other proceeds involving this Agreement.

XIV. Counterparts: This Agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this Agreement.

XV. Severability: In the event that any term, covenant, or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or non enforceable, shall not be affected thereby; and each term, covenant, or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

XVI. Modification: No amendment, modification, or waiver of this Agreement or any provision hereof shall be valid unless in writing duly signed by the Parties hereto, which writing specifically refers to this Agreement and states that it is an amendment, modification, or waiver.

XVII. Entire Agreement: This Agreement, together with the Other Agreement, represents the entire agreement between the Parties to this Agreement concerning its subject matter, and any and all prior representations and agreements with respect to such subject matter, if any, are merged herein and are superseded by this Agreement

XVII. Construction: Section headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine, or neuter as the context requires.

ACCEPTED:

CUCOLORIS  FILMS,  INC.                  WATAIRE  INTERNATIONAL,  INC.


By:/s/ Linda Stewart                     By:
   --------------------                       -------------------------
LINDA  STEWART                           ROBERT  ROSNER
President                                President/Chief  Executive  Officer